Calculation of Filing Fee Tables
S-8
James Hardie Industries plc
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary shares, nominal value euro 0.59 per share	Other	24,189,617	$ 27.65	$ 668,842,910.05	0.0001531	$ 102,399.85
2	Equity	Ordinary shares, nominal value euro 0.59 per share	Other	269,221	$ 21.7072	$ 5,844,034.09	0.0001531	$ 894.72
Total Offering Amounts:						$ 674,686,944.14		$ 103,294.57
Total Fee Offsets:								$ 3,190.62
Net Fee Due:								$ 100,103.95
Offering Note
[1]	The amount registered consists of 18,388,613 ordinary shares, nominal value euro 0.59 per share (the "Ordinary Shares"), of the registrant reserved for issuance under the James Hardie Industries Public Limited Company Amended and Restated 2001 Equity Incentive Plan (the "Equity Incentive Plan"), 4,863,148 Ordinary Shares reserved for issuance under the James Hardie Industries Public Limited Company Long Term Incentive Plan and 937,856 shares reserved for issuance under the James Hardie Industries plc 2020 Non-Executive Director Equity Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover any additional Ordinary Shares to prevent dilution resulting from stock splits, stock dividends, or similar transactions. The proposed maximum offering price per unit, calculated as the average of the high and low prices of the Ordinary Shares reported on the New York Stock Exchange on July 23, 2025, and the maximum aggregate offering price are estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act.

[2]	The amount registered consists of Ordinary Shares reserved for issuance under the Equity Incentive Plan upon the exercise of outstanding stock options under the Equity Incentive Plan. Pursuant to Rule 416(a) under the Securities Act, this registration statement shall be deemed to cover any additional Ordinary Shares issuable to prevent dilution resulting from stock splits, stock dividends, or similar transactions. The proposed maximum offering price per unit and the maximum aggregate offering price are estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act on the basis of the weighted average exercise price per share of such stock options (33.05 Australian dollars converted to U.S. dollars at an exchange rate of 0.6568 U.S. dollars per Australian dollar).

Table 2: Fee Offset Claims and Sources
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	1	James Hardie Industries plc	F-4	333-286977	05/05/2025		$ 3,190.62	Equity	Ordinary shares, nominal value euro 0.59 per share	8,195,850	$ 180,181,087.09
Fee Offset Sources		James Hardie Industries plc	F-4	333-286977		05/05/2025						$ 27,585.73
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The registrant has completed the offering that included the unsold securities associated with the claimed offset under the prior registration statement.